                                                            Exhibit 10.7


                            ASSIGNMENT OF CONTRACTS
                            -----------------------

     THIS ASSIGNMENT OF CONTRACTS (this "Assignment") is made and entered into as of January 2, 1998, by and between (i) ADDINGTON ENTERPRISES, INC., a Kentucky corporation ("Assignor"), and (ii) MINING TECHNOLOGIES, INC., a Kentucky corporation ("Assignee").

                                    RECITALS
                                    --------

     A. Pursuant to the Asset Purchase Agreement, dated December 18, 1997, between Addington Enterprises, Inc. and Mining Technologies, Inc. (the "Asset Purchase Agreement"), Assignor agreed to transfer, assign and convey to Assignee, and Assignee agreed to acquire, all right, title and interest of Assignor in and to the contracts listed and described on Annex A (the
                                                         -------
"Contracts") attached hereto and incorporated herein by reference.

     B. Assignor desires to transfer, assign and convey to Assignee all of Assignor's right, title and interest in and to said Contracts and Assignee desires to acquire and accept the same.

     NOW, THEREFORE, for and in consideration of the performance and observance of the terms and conditions contained herein, and other good and valuable consideration, the parties hereto agree as follows:

     1.  Capitalized Terms.  Capitalized terms used and not otherwise defined
         -----------------
herein shall have the meanings given to such terms in the Asset Purchase Agreement.

     2.  Assignment.  Assignor hereby transfers, assigns, sets over and conveys
         ----------
to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor's right, title and interest in and to the Contracts.

     3.  Miscellaneous.
         -------------

         (a) This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflict of laws rules. Each party agrees that any action brought in connection with this Assignment against another shall be filed and heard in Fayette County, Kentucky, and each party hereby submits to the jurisdiction of the Circuit Court of Fayette County, Kentucky, and the U.S. District Court for the Eastern District of Kentucky, Lexington Division.

         (b) This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          (c) The terms hereof shall bind and inure to the benefit of and be enforceable by the parties executing (or deemed to have consented to) this Assignment and their respective successors and assigns.
          (d) The failure of either Assignee or Assignor to insist in any particular instance upon strict performance of any term or provision of this Assignment shall not be construed as a waiver or relinquishment as to the performance of any such term or provision in the future.

          (e) This Assignment is given pursuant to the Asset Purchase Agreement, and is subject to the terms and conditions thereof. If any conflict exists between this Assignment and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

          (f) If any provision of this Assignment or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Assignment is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

          (g) All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Assignment and the Asset Purchase Agreement (and the Other Agreements), and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Assignment and the Asset Purchase Agreement (and the Other Agreements). No extension, change, modification, addition or termination of this Assignment shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

          (h) The headings preceding the text of the sections of this Assignment are inserted solely for convenience of reference and shall not constitute a part of this Assignment or affect its meaning, construction or effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first above written.


                              ADDINGTON ENTERPRISES, INC.,
                              a Kentucky corporation


                              By:   /s/Vic Grubb
                              Name: Vic Grubb
                              Title:  CFO

                              MINING TECHNOLOGIES, INC.
                              a Kentucky corporation


                              By:  /s/Donald P. Brown
                              Name: Donald P. Brown
                              Title:  President

                                    ANNEX A
                                    -------




                                                         Original
Parties                                                  Contract  Termination
                                                           Date       Date      Notes
---------------------------------------------------------------------------------------------------------------------------------

A. Consulting Agreements

     AEI/Franklin Research & Development
     AEI/Richard M. Slagle                               12/17/96  12/17/97  Can be extended by mutual consent
                                                         02/15/96            See note on previous schedule.

B. Contract Mining Agreements

     Mining Technologies/Ikerd Bandy Co., Inc.
     Mining Technologies/Martiki coal Company                     02/01/97  When reserves are mined
                                                                  05/24/97  out.
                                                                            Three years or when
                                                                            reserves are mined out.

C. Technology Agreements

     AEI/ARI/Pittston
     Bowie/Amax Coal
     AEI/Bluegrass Coal                                           01/14/97
     MTI/Joy Technologies                                         10/24/95
                                                                  12/13/96
                                                                  06/16/92*
D. Miscellaneous Agreements

     Mining Technologies/AEP
     Mining Technologies/AEP                                      09/18/95  Annually extended  Service @ Coalton Recycling
     Mining Technologies/Orkin Pest Control                       09/28/95  Annually extended  Center
     Mining Technologies, Inc./Airgas/Virginia Welding            08/15/96  Annually extended  Service@ Coalton Compost Center
      Supply                                                      01/12/94  Annually extended  Service @ RT 60 West Coalton
     Addington Enterprises/AEI Holding Company                    10/20/97                     Cylinder Rentals
     All other contracts relating to he Acquired Assets                                        MSU&L Agreement

E. Asset Leases

All asset leases relating to the equipment listed on
 Schedule 2.1(a)(1)
---------------------------------------------------------------------------------------------------------------------------------
*  This Agreement was terminated in June of 1995

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